CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 (SEC File No. 333-89682), filed on June 3, 2002, pertaining to the Humatech, Inc., 2002 Omnibus Securities Plan, of our report dated October 20, 2003 with respect to our audit of the financial statements of Humatech, Inc. included in its Annual Report on Form 10-KSB as of April 30, 2003, and for the year then ended, filed with the Securities and Exchange Commission.

               /s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
April 12, 2004